Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 filed with the Securities and Exchange Commission on August 9, 2016 (File No. 333-213015), and this registration statement on Form S-8, of our report dated March 31, 2017 relating to the consolidated financial statements of InCapta, Inc appearing in the entity’s Annual Report on Form 10-K for the years ended December 31, 2016 and 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Anton & Chia, LLP

Newport Beach, California

February 21, 2018